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                                                                   EXHIBIT 23.13



                                    CONSENT



    We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form F-4 No. 333-15409) and related Prospectus of Sun International Hotels Limited for the registration of Ordinary Shares and to the incorporation by reference therein of our report dated July 14, 1994, with respect to the financial statements and schedules of PIRL Group incorporated by reference in the Annual Report (Form F-20) of Sun International Hotels Limited, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
October 30, 1996